Exhibit 99.1

For Immediate Release

For more information:

Rex S. Schuette

Chief Financial Officer

(706) 781-2266

Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS

NET OPERATING INCOME OF $21.7 MILLION FOR THIRD QUARTER 2015,

UP 23 PERCENT FROM A YEAR AGO

•	Operating earnings per diluted share of 33 cents, up 14 percent from a year ago
•	Operating return on assets of 1.00 percent
•	Operating return on tangible common equity of 10.3 percent
•	Completed merger with Palmetto Bancshares, Inc. and its wholly owned subsidiary, The Palmetto Bank (“Palmetto”), on September 1
•	Loans up $310 million for 2015, or 9 percent annualized, excluding loans acquired in mergers
•	Core transaction deposits up $519 million for 2015, or 19 percent annualized, excluding deposits acquired in the mergers

BLAIRSVILLE, GA – October 27, 2015 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today reported net operating income of $21.7 million for the third quarter of 2015, up 23 percent from a year ago. Operating earnings per diluted share was 33 cents, up 14 percent from a year ago. The increase reflects strong loan, core deposit and fee revenue growth, and a lower provision for credit losses.

Operating earnings and diluted operating earnings per share exclude the effects of merger-related charges, which are not considered part of ongoing operations. Including those charges, net income was $17.9 million for the third quarter, or 27 cents per diluted share.

1

For the first nine months of 2015, United reported net income of $53.4 million, or 84 cents per diluted share. Excluding merger-related charges, net operating income was $59.4 million, or 94 cents per diluted share.

“I am very pleased with our third quarter financial performance, which reflects the successful execution of our strategic plans,” said Jimmy Tallent, chairman and chief executive officer. “I’m especially proud that we completed the merger with Palmetto and welcomed their banking team to the United family.

“Total loan production remained strong in the third quarter, though net loan growth tapered off a bit due to a higher level of pay-downs,” Tallent continued. “Year-to-date, excluding loans from mergers, loan growth is $310 million, or 9 percent annualized, which is on track for our 2015 goal of mid-to-upper-single-digit loan growth. These new loans have been funded with solid core transaction deposit growth of $519 million, or 19 percent annualized, excluding mergers.

“Third quarter net loan growth of $53 million, excluding the Palmetto merger, was driven by loan production of $452 million across all United markets,” added Tallent. “Our community banks originated $256 million in loan production while our specialized lending area, which includes corporate, SBA, asset-based, middle market and commercial real estate lending, produced $150 million. Healthcare lending was part of specialized lending and we recently announced the sale of this $190 million corporate healthcare lending unit, which is expected to close by mid-fourth quarter 2015.”

Third quarter taxable-equivalent net interest revenue totaled $65.7 million, up $4.40 million from the second quarter of 2015 and up $8.75 million from the third quarter of 2014. Core deposit growth contributed to net interest revenue with a linked-quarter increase of $204 million, or 19 percent annualized, excluding deposits acquired in the merger. United’s Atlanta and North Georgia markets drove most of the growth.

“The acquisition of Palmetto added approximately $3.30 million to third quarter net interest revenue while loan growth accounted for the balance of the increase, which was offset partially by margin compression,” said Tallent. “The taxable-equivalent net interest margin of 3.26 percent was down four basis points from the second quarter, and down six basis points from a year ago, reflecting higher debt costs for the funding of the Palmetto acquisition, continued competitive loan pricing pressures, and a shift toward more floating rate loans.”

2

The third quarter provision for credit losses was $700 thousand, down $200 thousand from the second quarter and down $1.3 million from the third quarter of 2014. Third quarter net charge-offs were $1.42 million compared with $978 thousand in the second quarter and $3.16 million a year ago. Strong recoveries of previously charged-off loans drove net charge-offs down in the second and third quarters of 2015 compared with third quarter 2014. Nonperforming assets were .29 percent of total assets at quarter-end, compared with .26 percent in the second quarter and ..29 percent a year ago.

Third quarter fee revenue totaled $18.3 million, up $1.03 million from the second quarter and $3.89 million from the third quarter of 2014. Much of the increase resulted from the acquisition of Palmetto, mostly in the form of deposit service charges and mortgage fees. Total service charges and fees were $9.34 million, up $960 thousand from the second quarter and up $1.13 million from a year ago. Mortgage fees of $3.84 million were up $133 thousand from the second quarter and up $1.66 million from a year ago reflecting strong growth in home purchases and an increase in refinancing activities. Closed mortgage loans totaled $141 million in the third quarter of 2015, compared with $128 million in the second quarter and $84 million in the third quarter of 2014. During the third quarter, sales of $17.8 million in SBA loans resulted in net gains of $1.65 million. This compares with $14.7 million in loans sold and net gains of $1.49 million in the second quarter of 2015, and $7.4 million in loans sold and net gains of $945 thousand in the third quarter of 2014.

“We remain committed to diversifying our revenue stream by focusing on fee-generating products and services,” stated Tallent. “Our growing SBA lending business and commitment to expanding our mortgage origination business are key parts of this emphasis.”

3

Operating expenses, excluding merger-related charges of $5.74 million, were $48.5 million in the third quarter. This compares to $45.2 million in the second quarter of 2015 and $41.4 million in the third quarter of 2014. The September 1 acquisition of Palmetto Bancshares and its wholly owned subsidiary, The Palmetto Bank, added approximately $2.70 million to third quarter operating expenses. The May 1 acquisition of First National Bank added approximately $1.70 million to both third and second quarter operating expenses. Operating expenses from both acquired banks are expected to decline as anticipated cost savings are realized.

Third quarter salaries and employee benefits expense totaled $29.3 million, up $1.38 million from the second quarter and $3.68 million from a year ago. The linked-quarter increase reflects $1.1 million in additional compensation expense for the two acquired companies. The increase from a year ago reflects the acquisitions, investment in new producers and support staff for the specialized lending area, as well as higher commissions and incentives associated with growth in mortgage loans, commercial loans and core deposits.

Third quarter other operating expenses totaled $5.54 million, up $650 thousand from the second quarter and up $1.54 million from the third quarter of 2014. Nearly half of the linked-quarter increase in other expenses was due to higher intangible amortization costs from the two acquisitions. Most of the remaining linked-quarter increase reflected higher ATM network and lending support costs, while the increase from a year ago was due to higher lending support costs and an increase in servicing fees for the growing indirect auto loan portfolio.

“Palmetto merged into United on September 1 and its operating results are included in United’s from that date forward,” noted Tallent. “System conversions are targeted for the first quarter of 2016. First National Bank merged into United on May 1 and, during the third quarter, we successfully converted their operating systems to United and consolidated six of the combined United / FNB banking offices. All FNB banking offices now operate under the name of United Community Bank.”

4

At September 30, 2015, preliminary capital ratios were as follows: Tier 1 Risk-Based of 11.0 percent; Total Risk-Based of 12.1 percent; Tier 1 Common Risk-Based of 11.0 percent; and, Tier 1 Leverage of 8.2 percent.

“All of our regulatory capital ratios remain strong, though they have declined slightly from the prior quarter due to the acquisition of Palmetto,” commented Tallent. “During mid-August, we financed the cash portion of the Palmetto acquisition with the issuance of $85 million Senior Notes that had an average interest rate of 5.2 percent. Additionally, on September 15, to partially offset these higher funding costs, we redeemed $32 million of trust preferred securities with an average rate of 8.4 percent.

“Our third quarter results put us well on track to complete another remarkable year,” Tallent said. “In the second quarter we achieved our earlier goal of a 1 percent operating return on assets. Our new goal, driven by continued solid mid-to-high single-digit loan growth, is 1.10 percent for the fourth quarter of 2016.

“We are excited about executing our growth strategies to expand the franchise and add value for shareholders,” concluded Tallent. “We warmly and enthusiastically welcome First National and Palmetto to the United team. And, as always, we are dedicated every day to taking care of our customers – both existing and new – with the outstanding service for which our bankers are so very well known.”

Conference Call

United will hold a conference call today, Tuesday, October 27, 2015, at 11 a.m. ET to discuss the contents of this news release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 56009033. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

5

Investor Day Conference – October 8, 2015

On October 8, 2015, United held an Investor Day Conference in Atlanta, Georgia for its analysts and institutional investors. United’s executive and senior management presented the company’s business, growth and market strategies through a series of presentations and panel discussions. The conference was web cast on Events & Presentations from its Investor Relations page of the company’s’ website, www.ucbi.com, and will remain available for replay for one year.

About United Community Banks, Inc.

United Community Banks, Inc. (UCBI) is a bank holding company based in Blairsville, Georgia, with $9.4 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the Southeast’s largest full-service banks, operating 133 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in personalized community banking services for individuals, small businesses and corporations. United Community Bank offers a full range of consumer and commercial banking services including mortgage, advisory, treasury management and other products. In 2014 and 2015, United Community Bank was ranked first in customer satisfaction in the southeast by J.D. Power and in 2015 was ranked fourteenth on the Forbes list of America’s Best Banks. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

Safe Harbor

This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2014 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

6

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						Third	For the Nine
	2015			2014		Quarter	Months Ended		YTD
(in thousands, except per share	Third	Second	First	Fourth	Third	2015-2014	September 30,		2015-2014
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2015	2014	Change
INCOME SUMMARY
Interest revenue	$71,120	$66,134	$62,909	$64,353	$63,338		$200,163	$185,616
Interest expense	5,402	4,817	5,292	6,021	6,371		15,511	19,530
Net interest revenue	65,718	61,317	57,617	58,332	56,967	15%	184,652	166,086	11%
Provision for credit losses	700	900	1,800	1,800	2,000		3,400	6,700
Fee revenue	18,297	17,266	15,682	14,823	14,412	27	51,245	40,731	26
Total revenue	83,315	77,683	71,499	71,355	69,379	20	232,497	200,117	16
Expenses - operating (1)	48,525	45,247	43,061	41,919	41,364	17	136,833	120,946	13
Income before income tax expense - operating (1)	34,790	32,436	28,438	29,436	28,015	24	95,664	79,171	21
Income tax expense - operating (1)	13,064	12,447	10,768	11,189	10,399	26	36,279	29,798	22
Net income - operating (1)	21,726	19,989	17,670	18,247	17,616	23	59,385	49,373	20
Preferred dividends and discount accretion	25	17	-	-	-		42	439
Net income available to common shareholders - operating (1)	21,701	19,972	17,670	18,247	17,616	23	59,343	48,934	21
Merger-related charges, net of income tax benefit	3,839	2,176	-	-	-		6,015	-
Net income available to common shareholders - GAAP	$17,862	$17,796	$17,670	$18,247	$17,616	1	$53,328	$48,934	9

PERFORMANCE MEASURES
Per common share:
Diluted income - operating (1)	$.33	$.32	$.29	$.30	$.29	14	$.94	$.81	16
Diluted income - GAAP	.27	.28	.29	.30	.29	(7)	.84	.81	4
Cash dividends declared	.06	.05	.05	.05	.03		.16	.06
Book value	13.95	12.95	12.58	12.20	12.15	15	13.95	12.15	15
Tangible book value (3)	12.08	12.66	12.53	12.15	12.10	-	12.08	12.10	-

Key performance ratios:
Return on tangible common equity - operating (1)(2)(3)(4)	10.29%	10.20%	9.46%	9.74%	9.55%		10.00%	9.18%
Return on common equity - operating (1)(2)(4)	9.54	9.90	9.34	9.60	9.41		9.60	9.02
Return on common equity - GAAP (2)(4)	7.85	8.83	9.34	9.60	9.41		8.63	9.02
Return on assets - operating (1)(4)	1.00	1.00	.94	.96	.95		.98	.89
Return on assets - GAAP (4)	.82	.89	.94	.96	.95		.88	.89
Dividend payout ratio - operating (1)	18.18	15.63	17.24	16.67	10.34		17.02	7.41
Dividend payout ratio - GAAP	22.22	17.86	17.24	16.67	10.34		19.05	7.41
Net interest margin (4)	3.26	3.30	3.31	3.31	3.32		3.29	3.25
Efficiency ratio - operating (1)	57.81	57.59	59.15	57.47	57.96		58.15	58.54
Efficiency ratio - GAAP	64.65	61.63	59.15	57.47	57.96		61.94	58.54
Average equity to average assets	10.39	10.05	9.86	9.76	9.85		10.11	9.66
Average tangible equity to average assets (3)	9.88	9.91	9.82	9.72	9.83		9.88	9.64
Average tangible common equity to average assets (3)	9.77	9.83	9.82	9.72	9.83		9.81	9.55
Tangible common equity to risk-weighted assets (3)(5)(6)	12.68	13.24	13.53	13.82	14.10		12.68	14.10

ASSET QUALITY
Nonperforming loans	$20,064	$18,805	$19,015	$17,881	$18,745	7	$20,064	$18,745	7
Foreclosed properties	7,669	2,356	1,158	1,726	3,146	144	7,669	3,146	144
Total nonperforming assets (NPAs)	27,733	21,161	20,173	19,607	21,891	27	27,733	21,891	27
Allowance for loan losses	69,062	70,129	70,007	71,619	71,928		69,062	71,928
Net charge-offs	1,417	978	2,562	2,509	3,155	(55)	4,957	11,369	(56)
Allowance for loan losses to loans	1.15%	1.36%	1.46%	1.53%	1.57%		1.15%	1.57%
Allowance for loan losses to loans, excl. acquired loans	1.37	1.42	1.46	1.53	1.57		1.37	1.57
Net charge-offs to average loans (4)	.10	.08	.22	.22	.28		.13	.35
NPAs to loans and foreclosed properties	.46	.41	.42	.42	.48		.46	.48
NPAs to total assets	.29	.26	.26	.26	.29		.29	.29

AVERAGE BALANCES ($ in millions)
Loans	$5,457	$5,017	$4,725	$4,621	$4,446	23	$5,069	$4,393	15
Investment securities	2,396	2,261	2,203	2,222	2,231	7	2,288	2,292	-
Earning assets	8,009	7,444	7,070	7,013	6,820	17	7,511	6,836	10
Total assets	8,634	8,017	7,617	7,565	7,374	17	8,093	7,392	9
Deposits	7,135	6,669	6,369	6,383	6,143	16	6,727	6,176	9
Shareholders’ equity	897	806	751	738	726	24	818	714	15
Common shares - basic (thousands)	66,294	62,549	60,905	60,830	60,776	9	63,297	60,511	5
Common shares - diluted (thousands)	66,300	62,553	60,909	60,833	60,779	9	63,302	60,513	5

AT PERIOD END ($ in millions)
Loans	$6,022	$5,174	$4,788	$4,672	$4,569	32	$6,022	$4,569	32
Investment securities	2,457	2,322	2,201	2,198	2,222	11	2,457	2,222	11
Total assets	9,414	8,246	7,664	7,567	7,526	25	9,414	7,526	25
Deposits	7,905	6,808	6,438	6,327	6,241	27	7,905	6,241	27
Shareholders’ equity	1,013	827	764	740	736	38	1,013	736	38
Common shares outstanding (thousands)	71,472	62,700	60,309	60,259	60,248	19	71,472	60,248	19

(1) Excludes merger-related charges. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) September 30, June 30 and March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015. (6) Third quarter 2015 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information

	2015			2014		For the Nine Months Ended
(in thousands, except per share	Third	Second	First	Fourth	Third	September 30,
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014

Interest revenue reconciliation
Interest revenue - taxable equivalent	$71,120	$66,134	$62,909	$64,353	$63,338	$200,163	$185,616
Taxable equivalent adjustment	(292)	(326)	(375)	(398)	(405)	(993)	(1,139)
Interest revenue (GAAP)	$70,828	$65,808	$62,534	$63,955	$62,933	$199,170	$184,477

Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$65,718	$61,317	$57,617	$58,332	$56,967	$184,652	$166,086
Taxable equivalent adjustment	(292)	(326)	(375)	(398)	(405)	(993)	(1,139)
Net interest revenue (GAAP)	$65,426	$60,991	$57,242	$57,934	$56,562	$183,659	$164,947

Total revenue reconciliation
Total operating revenue	$83,315	$77,683	$71,499	$71,355	$69,379	$232,497	$200,117
Taxable equivalent adjustment	(292)	(326)	(375)	(398)	(405)	(993)	(1,139)
Total revenue (GAAP)	$83,023	$77,357	$71,124	$70,957	$68,974	$231,504	$198,978

Expense reconciliation
Expenses - operating	$48,525	$45,247	$43,061	$41,919	$41,364	$136,833	$120,946
Merger-related charges	5,744	3,173	-	-	-	8,917	-
Expenses (GAAP)	$54,269	$48,420	$43,061	$41,919	$41,364	$145,750	$120,946

Income before taxes reconciliation
Income before taxes - operating	$34,790	$32,436	$28,438	$29,436	$28,015	$95,664	$79,171
Taxable equivalent adjustment	(292)	(326)	(375)	(398)	(405)	(993)	(1,139)
Merger-related charges	(5,744)	(3,173)	-	-	-	(8,917)	-
Income before taxes (GAAP)	$28,754	$28,937	$28,063	$29,038	$27,610	$85,754	$78,032

Income tax expense reconciliation
Income tax expense - operating	$13,064	$12,447	$10,768	$11,189	$10,399	$36,279	$29,798
Taxable equivalent adjustment	(292)	(326)	(375)	(398)	(405)	(993)	(1,139)
Merger-related charges, tax benefit	(1,905)	(997)	-	-	-	(2,902)	-
Income tax expense (GAAP)	$10,867	$11,124	$10,393	$10,791	$9,994	$32,384	$28,659

Net income reconciliation
Net income - operating	$21,726	$19,989	$17,670	$18,247	$17,616	$59,385	$49,373
Merger-related charges, net of income tax benefit	(3,839)	(2,176)	-	-	-	(6,015)	-
Net income (GAAP)	$17,887	$17,813	$17,670	$18,247	$17,616	$53,370	$49,373

Net income available to common shareholders reconciliation
Net income available to common shareholders - operating	$21,701	$19,972	$17,670	$18,247	$17,616	$59,343	$48,934
Merger-related charges, net of income tax benefit	(3,839)	(2,176)	-	-	-	(6,015)	-
Net income available to common shareholders (GAAP)	$17,862	$17,796	$17,670	$18,247	$17,616	$53,328	$48,934

Diluted income per common share reconciliation
Diluted income per common share - operating	$.33	$.32	$.29	$.30	$.29	$.94	$.81
Merger-related charges	(.06)	(.04)	-	-	-	(.10)	-
Diluted income per common share (GAAP)	$.27	$.28	$.29	$.30	$.29	$.84	$.81

Book value per common share reconciliation
Tangible book value per common share	$12.08	$12.66	$12.53	$12.15	$12.10	$12.08	$12.10
Effect of goodwill and other intangibles	1.87	.29	.05	.05	.05	1.87	.05
Book value per common share (GAAP)	$13.95	$12.95	$12.58	$12.20	$12.15	$13.95	$12.15

Return on tangible common equity reconciliation
Return on tangible common equity - operating	10.29%	10.20%	9.46%	9.74%	9.55%	10.00%	9.18%
Effect of goodwill and other intangibles	(.75)	(.30)	(.12)	(.14)	(.14)	(.40)	(.16)
Return on common equity - operating	9.54	9.90	9.34	9.60	9.41	9.60	9.02
Merger-related charges	(1.69)	(1.07)	-	-	-	(.97)	-
Return on common equity (GAAP)	7.85%	8.83%	9.34%	9.60%	9.41%	8.63%	9.02%

Return on assets reconciliation
Return on assets - operating	1.00%	1.00%	.94%	.96%	.95%	.98%	.89%
Merger-related charges	(.18)	(.11)	-	-	-	(.10)	-
Return on assets (GAAP)	.82%	.89%	.94%	.96%	.95%	.88%	.89%

Allowance for loan losses to loans reconciliation
Allowance for loan losses to loans, excl. acquired loans	1.37%	1.42%	1.46%	1.53%	1.57%	1.37%	1.57%
Effect of removing acquired loans from ratio	(.22)	(.06)	-	-	-	(.22)	-
Allowance for loan losses to loans (GAAP)	1.15%	1.36%	1.46%	1.53%	1.57%	1.15%	1.57%

Dividend payout ratio reconciliation
Dividend payout ratio - operating	18.18%	15.63%	17.24%	16.67%	10.34%	17.02%	7.41%
Merger-related charges	4.04	2.23	-	-	-	2.03	-
Dividend payout ratio (GAAP)	22.22%	17.86%	17.24%	16.67%	10.34%	19.05%	7.41%

Efficiency ratio reconciliation
Efficiency ratio - operating	57.81%	57.59%	59.15%	57.47%	57.96%	58.15%	58.54%
Merger-related charges	6.84	4.04	-	-	-	3.79	-
Efficiency ratio (GAAP)	64.65%	61.63%	59.15%	57.47%	57.96%	61.94%	58.54%

Average equity to assets reconciliation
Tangible common equity to assets	9.77%	9.83%	9.82%	9.72%	9.83%	9.81%	9.55%
Effect of preferred equity	.11	.08	-	-	-	.07	.09
Tangible equity to assets	9.88	9.91	9.82	9.72	9.83	9.88	9.64
Effect of goodwill and other intangibles	.51	.14	.04	.04	.02	.23	.02
Equity to assets (GAAP)	10.39%	10.05%	9.86%	9.76%	9.85%	10.11%	9.66%

Tangible common equity to risk-weighted assets reconciliation (1)
Tangible common equity to risk-weighted assets	12.68%	13.24%	13.53%	13.82%	14.10%	12.68%	14.10%
Effect of other comprehensive income	.22	.28	.19	.35	.34	.22	.34
Effect of deferred tax limitation	.08	(2.49)	(2.86)	(3.11)	(3.39)	.08	(3.39)
Effect of trust preferred	.15	.63	.67	1.00	1.02	.15	1.02
Effect of preferred equity	(2.20)	.17	-	-	-	(2.20)	-
Basel III intangibles transition adjustment	.12	.06	.04	-	-	.12	-
Basel III disallowed investments	(.02)	(.03)	(.04)	-	-	(.02)	-
Tier I capital ratio (Regulatory)	11.03%	11.86%	11.53%	12.06%	12.07%	11.03%	12.07%

(1) September 30, June 30 and March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015. Third quarter 2015 ratios are preliminary.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2015			2014		Linked	Year over
	Third	Second	First	Fourth	Third	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,479	$1,266	$1,167	$1,163	$1,153	$213	$326
Income producing commercial RE	818	689	636	599	605	129	213
Commercial & industrial	890	793	716	710	650	97	240
Commercial construction	319	238	230	196	181	81	138
Total commercial	3,506	2,986	2,749	2,668	2,589	520	917
Residential mortgage	1,060	935	864	866	866	125	194
Home equity lines of credit	585	491	465	466	459	94	126
Residential construction	334	299	291	299	307	35	27
Consumer installment	537	463	419	373	348	74	189
Total loans	$6,022	$5,174	$4,788	$4,672	$4,569	848	1,453

LOANS BY MARKET
North Georgia	$1,128	$1,155	$1,150	$1,163	$1,168	(27)	(40)
Atlanta MSA	1,266	1,275	1,254	1,243	1,245	(9)	21
North Carolina	546	533	539	553	553	13	(7)
Coastal Georgia	506	499	476	456	444	7	62
Gainesville MSA	252	257	255	257	254	(5)	(2)
East Tennessee	511	525	281	280	281	(14)	230
South Carolina	783	35	30	30	21	748	762
Specialized Lending	609	538	487	421	360	71	249
Indirect auto	421	357	316	269	243	64	178
Total loans	$6,022	$5,174	$4,788	$4,672	$4,569	848	1,453

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	Third Quarter 2015			Second Quarter 2015			First Quarter 2015
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$5,918	$882	$6,800	$4,878	$360	$5,238	$4,360	$173	$4,533
Income producing CRE	1,238	4,084	5,322	883	-	883	835	-	835
Commercial & industrial	1,068	-	1,068	1,389	-	1,389	1,629	-	1,629
Commercial construction	256	657	913	59	382	441	60	-	60
Total commercial	8,480	5,623	14,103	7,209	742	7,951	6,884	173	7,057
Residential mortgage	8,847	1,454	10,301	8,599	1,373	9,972	8,669	796	9,465
Home equity lines of credit	890	87	977	940	54	994	693	50	743
Residential construction	929	505	1,434	1,358	187	1,545	2,127	139	2,266
Consumer installment	918	-	918	699	-	699	642	-	642
Total NPAs	$20,064	$7,669	$27,733	$18,805	$2,356	$21,161	$19,015	$1,158	$20,173
Balance as a % of
Unpaid Principal	70.3%	45.8%	61.2%	64.9%	46.6%	62.2%	72.0%	56.6%	70.9%

NONPERFORMING ASSETS BY MARKET
North Georgia	$6,403	$1,263	$7,666	$6,157	$657	$6,814	$6,101	$662	$6,763
Atlanta MSA	1,750	1,122	2,872	2,361	135	2,496	1,903	227	2,130
North Carolina	4,564	9	4,573	4,746	690	5,436	5,321	159	5,480
Coastal Georgia	338	66	404	659	-	659	901	-	901
Gainesville MSA	325	3	328	864	22	886	781	22	803
East Tennessee	2,886	231	3,117	1,885	852	2,737	1,808	30	1,838
South Carolina	267	4,975	5,242	-	-	-	-	36	36
Specialized Lending	2,809	-	2,809	1,565	-	1,565	1,700	22	1,722
Indirect auto	722	-	722	568	-	568	500	-	500
Total NPAs	$20,064	$7,669	$27,733	$18,805	$2,356	$21,161	$19,015	$1,158	$20,173

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$18,805	$2,356	$21,161	$19,015	$1,158	$20,173	$17,881	$1,726	$19,607
Acquisitions	-	4,848	4,848	-	962	962	-	-	-
Loans placed on non-accrual	8,923	-	8,923	6,552	-	6,552	5,944	-	5,944
Payments received	(4,233)	-	(4,233)	(3,839)	-	(3,839)	(1,513)	-	(1,513)
Loan charge-offs	(1,531)	-	(1,531)	(1,854)	-	(1,854)	(2,838)	-	(2,838)
Foreclosures	(1,900)	1,900	-	(1,069)	1,069	-	(459)	459	-
Capitalized costs	-	256	256	-	-	-	-	-	-
Property sales	-	(1,916)	(1,916)	-	(895)	(895)	-	(1,108)	(1,108)
Write downs	-	(79)	(79)	-	(9)	(9)	-	(166)	(166)
Net gains (losses) on sales	-	304	304	-	71	71	-	247	247
Ending Balance	$20,064	$7,669	$27,733	$18,805	$2,356	$21,161	$19,015	$1,158	$20,173

	Third Quarter 2015		Second Quarter 2015		First Quarter 2015
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$236	.07%	$285	.09%	$357	.12%
Income producing CRE	(106)	(.06)	(276)	(.17)	241	.16
Commercial & industrial	190	.09	(627)	(.33)	341	.19
Commercial construction	59	.09	96	.16	22	.04
Total commercial	379	.05	(522)	(.07)	961	.14
Residential mortgage	433	.18	787	.35	416	.20
Home equity lines of credit	293	.22	322	.27	59	.05
Residential construction	(124)	(.16)	107	.14	1,061	1.46
Consumer installment	436	.35	284	.26	65	.07
Total	$1,417	.10	$978	.08	$2,562	.22

NET CHARGE-OFFS BY MARKET
North Georgia	$1,352	.47%	$911	.32%	$1,053	.37%
Atlanta MSA	74	.02	138	.04	204	.07
North Carolina	183	.13	176	.13	666	.49
Coastal Georgia	19	.02	(40)	(.03)	134	.12
Gainesville MSA	(236)	(.36)	(233)	(.36)	(65)	(.10)
East Tennessee	153	.12	127	.11	471	.68
South Carolina	(247)	(.34)	-	-	-	-
Specialized Lending	(42)	(.03)	(224)	(.17)	(16)	(.01)
Indirect auto	161	.17	123	.14	115	.16
Total	$1,417	.10	$978	.08	$2,562	.22

(1) Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2015	2014	2015	2014

Interest revenue:
Loans, including fees	$57,174	$49,653	$159,814	$145,602
Investment securities, including tax exempt of $177, $177, $516 and $558	12,801	12,346	36,896	36,118
Deposits in banks and short-term investments	853	934	2,460	2,757
Total interest revenue	70,828	62,933	199,170	184,477

Interest expense:
Deposits:
NOW	337	365	1,079	1,216
Money market	981	872	2,460	2,192
Savings	25	20	71	61
Time	830	1,721	2,834	5,510
Total deposit interest expense	2,173	2,978	6,444	8,979
Short-term borrowings	99	316	279	2,064
Federal Home Loan Bank advances	461	435	1,307	573
Long-term debt	2,669	2,642	7,481	7,914
Total interest expense	5,402	6,371	15,511	19,530
Net interest revenue	65,426	56,562	183,659	164,947
Provision for credit losses	700	2,000	3,400	6,700
Net interest revenue after provision for credit losses	64,726	54,562	180,259	158,247

Fee revenue:
Service charges and fees	9,335	8,202	25,325	24,627
Mortgage loan and other related fees	3,840	2,178	10,302	5,409
Brokerage fees	1,200	1,209	3,983	3,631
Gains from sales of SBA loans	1,646	945	4,281	1,689
Securities gains, net	325	11	1,877	4,663
Loss from prepayment of debt	(256)	-	(1,294)	(4,446)
Other	2,207	1,867	6,771	5,158
Total fee revenue	18,297	14,412	51,245	40,731
Total revenue	83,023	68,974	231,504	198,978

Operating expenses:
Salaries and employee benefits	29,342	25,666	83,749	74,349
Communications and equipment	3,963	3,094	10,538	9,370
Occupancy	4,013	3,425	10,706	10,065
Advertising and public relations	812	894	2,689	2,659
Postage, printing and supplies	1,049	876	2,980	2,456
Professional fees	2,668	2,274	6,844	5,873
FDIC assessments and other regulatory charges	1,136	1,131	3,643	3,909
Merger-related charges	5,744	-	8,917	-
Other	5,542	4,004	15,684	12,265
Total operating expenses	54,269	41,364	145,750	120,946
Net income before income taxes	28,754	27,610	85,754	78,032
Income tax expense	10,867	9,994	32,384	28,659
Net income	17,887	17,616	53,370	49,373
Preferred stock dividends and discount accretion	25	-	42	439
Net income available to common shareholders	$17,862	$17,616	$53,328	$48,934

Earnings per common share:
Basic	$.27	$.29	$.84	$.81
Diluted	.27	.29	.84	.81
Weighted average common shares outstanding:
Basic	66,294	60,776	63,297	60,511
Diluted	66,300	60,779	63,302	60,513

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)
	September 30,	December 31,	September 30,
(in thousands, except share and per share data)	2015	2014	2014

ASSETS
Cash and due from banks	$93,975	$77,180	$75,268
Interest-bearing deposits in banks	112,964	89,074	117,399
Short-term investments	-	26,401	23,397
Cash and cash equivalents	206,939	192,655	216,064
Securities available for sale	2,099,868	1,782,734	1,789,667
Securities held to maturity (fair value $368,096, $425,233 and $440,311)	357,549	415,267	432,418
Mortgage loans held for sale	24,279	13,737	20,004
Loans, net of unearned income	6,022,394	4,672,119	4,568,886
Less allowance for loan losses	(69,062)	(71,619)	(71,928)
Loans, net	5,953,332	4,600,500	4,496,958
Premises and equipment, net	192,992	159,390	160,454
Bank owned life insurance	105,368	81,294	81,101
Accrued interest receivable	24,563	20,103	19,908
Net deferred tax asset	197,116	215,503	224,734
Derivative financial instruments	19,906	20,599	22,221
Goodwill and other intangible assets	141,415	3,641	3,910
Other assets	90,669	61,563	58,450
Total assets	$9,413,996	$7,566,986	$7,525,889
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$2,174,799	$1,574,317	$1,561,020
NOW	1,754,614	1,504,887	1,399,449
Money market	1,651,592	1,273,283	1,281,526
Savings	459,323	292,308	287,797
Time:
Less than $100,000	865,369	748,478	774,201
Greater than $100,000	482,567	508,228	531,428
Brokered	516,748	425,011	405,308
Total deposits	7,905,012	6,326,512	6,240,729
Short-term borrowings	18,839	6,000	6,001
Federal Home Loan Bank advances	200,125	270,125	330,125
Long-term debt	165,620	129,865	129,865
Derivative financial instruments	27,401	31,997	36,171
Unsettled securities purchases	-	5,425	-
Accrued expenses and other liabilities	83,862	57,485	46,573
Total liabilities	8,400,859	6,827,409	6,789,464
Shareholders' equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; Series H; $1,000 stated value; 9,992 shares issued and outstanding	9,992	-	-
Common stock, $1 par value; 100,000,000 shares authorized; 63,186,437, 50,178,605 and 50,167,191 shares issued and outstanding	63,186	50,178	50,167
Common stock, non-voting, $1 par value; 26,000,000 shares authorized; 8,285,516, 10,080,787 and 10,080,787 shares issued and outstanding	8,286	10,081	10,081
Common stock issuable; 454,870, 357,983 and 354,961 shares	6,670	5,168	5,116
Capital surplus	1,284,877	1,080,508	1,091,555
Accumulated deficit	(344,746)	(387,568)	(402,773)
Accumulated other comprehensive loss	(15,128)	(18,790)	(17,721)
Total shareholders' equity	1,013,137	739,577	736,425
Total liabilities and shareholders' equity	$9,413,996	$7,566,986	$7,525,889

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended September 30,
	2015			2014
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,457,158	$57,258	4.16%	$4,445,947	$49,853	4.45%
Taxable securities (3)	2,367,417	12,624	2.13	2,212,116	12,169	2.20
Tax-exempt securities (1)(3)	28,889	290	4.02	18,794	290	6.17
Federal funds sold and other interest-earning assets	155,957	948	2.43	143,169	1,026	2.87

Total interest-earning assets	8,009,421	71,120	3.53	6,820,026	63,338	3.69
Non-interest-earning assets:
Allowance for loan losses	(71,090)			(74,146)
Cash and due from banks	80,678			71,224
Premises and equipment	179,463			161,315
Other assets (3)	435,060			395,184
Total assets	$8,633,532			$7,373,603

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,491,801	337	.09	$1,331,806	365	.11
Money market	1,737,740	981	.22	1,387,042	872	.25
Savings	386,254	25	.03	282,746	20	.03
Time less than $100,000	793,755	708	.35	791,289	876	.44
Time greater than $100,000	484,074	447	.37	542,216	827	.61
Brokered time deposits	268,716	(325)	(.48)	278,330	18	.03
Total interest-bearing deposits	5,162,340	2,173	.17	4,613,429	2,978	.26

Federal funds purchased and other borrowings	72,909	99	.54	53,713	316	2.33
Federal Home Loan Bank advances	281,429	461	.65	227,190	435	.76
Long-term debt	152,105	2,669	6.96	129,865	2,642	8.07
Total borrowed funds	506,443	3,229	2.53	410,768	3,393	3.28

Total interest-bearing liabilities	5,668,783	5,402	.38	5,024,197	6,371	.50
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,972,291			1,530,011
Other liabilities	95,342			92,986
Total liabilities	7,736,416			6,647,194
Shareholders' equity	897,116			726,409
Total liabilities and shareholders' equity	$8,633,532			$7,373,603

Net interest revenue		$65,718			$56,967
Net interest-rate spread			3.15%			3.19%

Net interest margin (4)			3.26%			3.32%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $8.56 million in 2015 and pretax unrealized gains of $7.42 million in 2014 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Nine Months Ended September 30,
	2015			2014
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,069,270	$160,204	4.23%	$4,392,895	$146,156	4.45%
Taxable securities (3)	2,263,907	36,380	2.14	2,272,639	35,560	2.09
Tax-exempt securities (1)(3)	23,649	845	4.76	19,515	914	6.24
Federal funds sold and other interest-earning assets	154,392	2,734	2.36	150,782	2,986	2.64

Total interest-earning assets	7,511,218	200,163	3.56	6,835,831	185,616	3.63
Non-interest-earning assets:
Allowance for loan losses	(71,425)			(76,148)
Cash and due from banks	78,948			65,744
Premises and equipment	169,037			161,843
Other assets (3)	405,101			404,654
Total assets	$8,092,879			$7,391,924

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,462,344	1,079	.10	$1,367,713	1,216	.12
Money market	1,605,098	2,460	.20	1,375,064	2,192	.21
Savings	340,878	71	.03	272,696	61	.03
Time less than $100,000	768,608	2,223	.39	828,694	2,822	.46
Time greater than $100,000	484,439	1,593	.44	561,167	2,610	.62
Brokered time deposits	272,688	(982)	(.48)	300,374	78	.03
Total interest-bearing deposits	4,934,055	6,444	.17	4,705,708	8,979	.26

Federal funds purchased and other borrowings	52,385	279	.71	91,320	2,064	3.02
Federal Home Loan Bank advances	270,260	1,307	.65	169,392	573	.45
Long-term debt	131,338	7,481	7.62	129,865	7,914	8.15
Total borrowed funds	453,983	9,067	2.67	390,577	10,551	3.61

Total interest-bearing liabilities	5,388,038	15,511	.38	5,096,285	19,530	.51
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,793,181			1,469,967
Other liabilities	93,218			111,522
Total liabilities	7,274,437			6,677,774
Shareholders' equity	818,442			714,150
Total liabilities and shareholders' equity	$8,092,879			$7,391,924

Net interest revenue		$184,652			$166,086
Net interest-rate spread			3.18%			3.12%

Net interest margin (4)			3.29%			3.25%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $12.7 million in 2015 and pretax unrealized gains of $1.59 million in 2014 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.